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                                                                EXHIBIT 10.35

                                 EMPLOYMENT AGREEMENT


    This EMPLOYMENT AGREEMENT, dated as of April 1, 1995, is made by and between Richey Electronics, Inc., a Delaware Corporation (the "Company") and Charles Mann (the "Executive"):
    WHEREAS, the Company desires to employ the Executive as V,P., VA Services of the Company, and the Executive desires to accept such employment by the Company, on the terms and subject to the conditions hereinafter set forth;
    NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company hereby agrees to, and hereby does, employ the Executive, and the Executive hereby agrees to be employed by and to serve the Company, on the terms and conditions set forth in this Agreement, effective as of the effective date of the Merger.

    2. TERM OF EMPLOYMENT. Subject to the provisions for earlier termination as herein provided, the term of the Executive's employment hereunder shall be for the period commencing on April 1, 1995 and ending on the second anniversary of such effective date (the "Initial Period"); provided, however, that the Initial Period shall automatically be extended for a period of an additional two


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years unless on or before November 18, 1996, the Company gives the Executive written notice that the Executive's employment hereunder shall terminate upon the expiration of the Initial Period. If the Initial Period is so extended by two years, then the term of Executive's employment hereunder shall thereafter automatically be extended for additional consecutive periods of two years each unless terminated by the Company by giving the Executive written notice, no later than 180 days prior to the expiration of the then applicable two-year period, that the Executive's employment hereunder shall terminate upon the expiration of the then applicable two-year period. The Initial Period and each such additional two-year period (an "Additional Two-Year Period") shall hereinafter be referred to as the "Employment Period."

    3. POSITION/DUTIES/RESPONSIBILITIES. The Executive shall be employed, initially, as Vice President of the Company. The Executive shall exercise such authority and perform such duties and services, consistent with his position, as may be assigned to him from time to time by the Chief Executive Officer of the Company or his designee. In furtherance of the foregoing, the Executive hereby agrees to perform well and faithfully such duties and responsibilities and the other reasonable duties and responsibilities assigned to him from time to time by the Chief Executive Officer or his designee. Nothing herein shall restrict the Board's power to modify the Executive's authority as the Board in its discretion deems appropriate.


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    4.   DEVOTION OF TIME AND BEST EFFORTS.  Except for reasonable vacations and absences due to temporary illness, the Executive agrees to devote his full time, best efforts and undivided attention and energies during the Employment Period to the performance of his duties and to advance the Company's interests, as determined by the Board. During the Employment Period, the Executive shall not, without prior written approval of the Board or its designee, be engaged in any other business activity which, in the reasonable judgment of the Board, conflicts with the duties of the Executive hereunder, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this restriction shall not be construed as preventing Executive from investing his assets in such form or manner as will not require the performance of services of the Executive in the operations or the affairs of the enterprises or companies in which said investments are made. Notwithstanding the foregoing, services which are neither substantial nor significant, individually or in the aggregate, shall be permitted with respect to investments of the Executive provided that they shall not have an adverse effect on the Executive's duties
hereunder.   The Executive's current investments are described in Exhibit A, attached hereto, and made a part hereof. All future investments of the Executive which may involve services which are neither substantial nor significant shall be promptly disclosed to the Board. Approval of the Board of an existing business activity of the Executive shall not be implied


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by the execution of this agreement.  Any dispute between the Executive and the
Board under this Section 4 shall be resolved by arbitration pursuant to Section 18 hereof.

    5. COMPENSATION. During the Employment Period the Company shall pay to the Executive a "Base Salary" at the rate of One Hundred Twenty Five Thousand Dollars ($125,000.00) per annum, commencing on the first day of the Initial Term, payable in accordance with the Company's regular payroll practices and policies which are in effect from time to time. The Base Salary set forth above may be adjusted upward from time to time as may be agreed upon between the Executive and the Company, as approved by the Board, and any such upward adjustment of salary as provided herein shall become the Base Salary for the remainder of the Employment Period and shall not require a written amendment to this Agreement, nor shall such upward salary adjustment affect any other provisions of this Agreement, which shall remain in effect unless changed by a written amendment hereto. In addition to the Base Salary set forth in this
Section 5, the Executive shall be eligible to participate in the Bonus Plan (or any successor plan) and, subject to (i) the Board's sole discretion, and (ii) the Board's reasonable determination that participation in such plan will not cause an ownership change as defined in section 382 of the Internal Revenue Code of 1986, as amended, any stock option plans approved by the Board for its executives and key employees. The Company shall deduct and withhold all necessary social security and


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withholding taxes and any other similar sums required by law or authorized by Executive.

    6. EXPENSE REIMBURSEMENTS. The Company agrees that during the Employment Period the Executive is authorized to incur ordinary and necessary expenses in connection with the promotion, operation and furtherance of the business affairs of the Company, including reasonable expenses incurred for purposes of entertainment, travel and educational/professional meetings, as shall be in accordance with normal Company policy approved by the Board. The Executive shall be entitled to reimbursement by the Company for such reasonable business expenditures upon presentation by the Executive to the Company on a monthly basis (or other regular basis as reasonably agreed by the Executive and the Company) of an itemized account of such expenditures, together with appropriate receipts and vouchers or other evidence as shall be required for tax or accounting purposes.

    7. BENEFITS. During the Employment Period, the Executive shall be entitled to receive perquisites and all such fringe benefits of employment generally available to the other senior management employees of the Company and approved by the Board, and shall have the same rights and privileges to participate in any employee benefit plans and arrangements, in accordance with the Company's policies in effect from time to time as any other senior management employee of the Company, as approved by the Board. The Executive shall be entitled to (i) an allowance for the use of an


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automobile of Five Hundred Dollars ($500.00) per month, and (ii) tax preparation and planning assistance of (a) up to $0 per year if the assistance is provided by the Company's regular outside accountants or (b) up to $0 per year if the assistance is provided by another advisor. Tax assistance shall be reimbursed by the Company upon submission of appropriate receipts to the Company. The Executive shall be solely responsible for tax filings and recordkeeping with respect to the automobile allowance.

    8. INVOLUNTARY TERMINATION; DISABILITY. If the Executive dies, the Executive's employment shall be deemed to terminate on the date of the Executive's death. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of fully performing the services required to be performed by him under this Agreement for a period of at least one-hundred eighty (180) days during any consecutive twelve-month period or at least one-hundred twenty (120) consecutive days the Company may, at such time or within one year thereafter, give notice to the Executive that he has been determined to have a "Disability." This Agreement shall terminate immediately upon giving of such notice. Termination pursuant to death or Disability shall constitute "Involuntary Termination."

    9. TERMINATION FOR CAUSE. The Board may terminate the Employment Period for "Cause" (such termination being hereinafter called "Termination For Cause") by giving the Executive notice in writing of such termination which sets forth in general the grounds


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for such termination.  Such termination shall be effective immediately upon such notice. For the purpose of this Section 9, "Cause" shall mean (i) embezzlement, theft or other misappropriation of any property of the Company or any entity controlled by the Company, (ii) gross or willful misconduct resulting in substantial loss to the Company or any entity controlled by the Company or substantial damage to the reputation of the Company or any entity controlled by the Company including, but not limited to, loss of property, reduction in assets, or injury to reputation, (iii) gross or willful neglect of his assigned duties to the Company or any entity controlled by the Company resulting in substantial loss to the Company or any entity controlled by the Company or substantial damage to the reputation of the Company or any entity controlled by the Company including, but not limited to, loss of property, reduction in assets, or injury to reputation, (iv) gross breach of his fiduciary obligations to the Company or any entity controlled by the Company resulting in substantial loss to the Company or any entity controlled by the Company or substantial damage to the reputation of the Company or any entity controlled by the Company including, but not limited to, loss of property, reduction in assets, or injury to reputation, (v) acts of moral turpitude, or (vi) any chemical dependence impairing the performance of his duties and responsibilities to the Company or any entity controlled by the Company resulting in substantial loss to the Company or any entity


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controlled by the Company or substantial damage to the reputation of the Company or any entity controlled by the Company including, but not limited to, loss of property, reduction in assets, or injury to reputation.

    10. TERMINATION WITHOUT CAUSE. The Board may terminate the employment of the Executive hereunder at any time during the Employment Period without "Cause" or for any reason (such termination being hereinafter called a "Termination Without Cause") by giving the Executive written notice of such termination which shall be effective immediately upon such notice.

    11. TERMINATION FOR GOOD REASON. The Executive shall have the right to terminate the Executive's employment with the Company for "good reason" (such termination being hereinafter called "Termination For Good Reason") by giving the Board advance written notice of termination not less than 30 and not more than 45 days in advance, which sets forth the grounds for such termination. For the purpose of this Section 11, "Good Reason" shall mean (i) a reduction in the current level of the Executive's compensation, entitlement to expense reimbursements, or entitlement to benefits as described in Sections 5, 6, and 7 hereof, (ii) a material diminishment in the Executive's position, powers, authority, duties or responsibilities, or a material diminishment in the business operations to which those powers, authority, duties or responsibilities apply, or a change in his current reporting chain of supervision (but not including a change to which the Executive


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does not object in the persons who report to the Executive); PROVIDED HOWEVER, the reasons stated in this Section 11(ii), including the appointment of a non-executive Chairman of the Board of Directors, shall not constitute Good Reason if the actions are taken in the year following the expiration of the Initial Term without a new written employment agreement being entered into, or (iii) a material breach of the terms of this Agreement by the Company. Notice shall be given, except in the case of a continuing breach, within three (3) calendar months after the most recent event giving rise to good reason. Failure to elect to terminate with respect to one event does not preclude the Executive from making the election upon a subsequent event. If the Company shall remedy the alleged good reason or take reasonable steps to that end within 20 days from its receipt of the notice there shall be no Termination for Good Reason.

    12. VOLUNTARY TERMINATION. Any termination of the employment of the Executive hereunder by resignation, retirement or other voluntary action of the Executive (otherwise than as a result of an Involuntary Termination, a Termination For Cause, Termination for Good Reason or a Termination Without Cause), or by expiration of the Employment Period shall be deemed to be a "Voluntary Termination". Executive shall be required to give the Company at least 180 days' written notice of his intent to voluntarily terminate his employment.



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    13.  EFFECT OF TERMINATION OF EMPLOYMENT.

    (a) Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or Termination For Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive: (i) the unpaid portion of the Base Salary provided for in Section 5, computed on a PRO RATA basis to the date of termination and payments for vested rights to fringe benefits provided for in
Section 7, and (ii) reimbursement for any expenses for which the Executive is entitled to be reimbursed but has not theretofore been reimbursed.

    (b) Upon the termination of the Executive's employment hereunder pursuant to an Involuntary Termination neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive a termination payment equal to that provided in
Section 13(a) hereof.

    (c) Upon the termination of the Executive's employment hereunder pursuant to a Termination Without Cause or Termination For Good Reason, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive a termination payment equal to that provided in Section 13(a) hereof, plus as severance (i) a bonus for the year of termination and (ii) an amount equal to the greater of (a) twelve (12) months' Base Salary plus bonus or (b)


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the Base Salary plus bonus which would have been paid had the Executive's employment continued for the balance of the Initial Period less one year if such termination occurs during the Initial Period or, if such termination occurs during an Additional Two-Year Period, the Base Salary plus bonus which would have been paid had the Executive's employment continued for the balance of such Additional Two-Year Period (except that if the Initial Period or such Additional Two-Year Period has automatically been extended for an additional two years as provided herein, the applicable time period for purposes of this clause (b) shall be the balance of the Initial Period plus such additional two years if such termination occurs during the Initial Period or the balance of such Additional Two-Year Period plus such additional two years if such termination occurs during such Additional Two-Year Period).

    (d) The Executive agrees that the Company may offset from payments due under this Section 13 any amount contractually due from the Executive to the Company provided that if any such offset is contested by the Executive, the Company's right to retain the funds offset will be determined by arbitration pursuant to Section 18 hereof. If the arbitrator determines that the Company wrongfully offset funds, then the arbitrator may, as part of the award, include interest on the amount wrongfully offset at the prime rate quoted in the WALL STREET JOURNAL from the date the Executive contests the offset to the date of the arbitration award.


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    (e)  Upon the effective date of any Termination, the Executive shall resign any positions he holds with the Company on the Board or in any other capacity, and shall have no official powers.

    (f) For purposes of subsection (c), the bonus for the year of termination shall be the pro rata amount (computed on the basis of the number of days in the year prior to termination) of the bonus that would have been paid had the Bonus Period (as defined in the Bonus Plan) which includes the date of termination ended on such date and had the Company Performance Standards and Individual Performance Standards for the Bonus Period been pro rated on the basis of the number of days in the terminated Bonus Period. The bonus for the entire severance period described in subsection (c) shall be based on the pro rata bonus determined under the preceding sentence.

    14.  DISCLOSURE OF CONFIDENTIAL INFORMATION.

    (a) The Executive recognizes and acknowledges that all plans, customer lists, data, systems, methods, designs, procedures, books and records, relating to the operations, personnel, business activities, practices and procedures of the Company whether instituted or commenced prior to or subsequent to the date hereof and whether or not initially instituted or commenced by the Company, constitute and will constitute valuable, special and unique assets of the Company's business. The Executive therefore covenants and agrees that he will not ever at any time disclose any part thereof, or use or permit to be used any such name, style,


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logo or form, to or by any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.

    (b) The Executive agrees that he will not, at any time during or after the Employment Period, without the express written approval of the Board of Directors of the Company or its designees, disclose to any person, firm, corporation or other entity, except as required by law, any non-public information concerning the business, clients or affairs of the Company for any reason or purpose whatsoever nor shall the Executive make use of any such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company.

    (c)  The Executive acknowledges that the restrictions contained in this
Section 14 are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of this Section 14, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief restraining the Executive from disclosing any such records, documents or information, or using or permitting to be used any such name, style, logo or form, or from being employed by or otherwise rendering any services to any person, firm, corporation,


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association or other entity to whom such records, documents in whole or in part, or information have been disclosed or are threatened to be disclosed.

    (d) Nothing herein shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to the Company for such breach or threatened breach, including but not limited to recovery of damages from the Executive or those acting in concert with him, penalties, earnings, profits and other benefits.

    15.  RESTRICTIVE COVENANT.

    (a) The Executive hereby acknowledges and recognizes that during the Employment Period he will be privy to training, contacts, trade secrets and confidential proprietary information critical to the Company's business and that the Company would find it extremely difficult or impossible to replace the Executive. Accordingly, the Executive agrees that during the Employment Period and for the two (2)-year period immediately following the termination of employment (or the greater of (i) twelve (12) months or (ii) any remaining portion of the Initial Term after the termination of employment if such termination is a result of Termination Without Cause or a Termination For Good Reason) the Executive shall not, without the express written approval of the Board of Directors of the Company or its designee, directly or indirectly be involved in, or shall have an interest in, any person, firm, corporation or business, whether as an employee,


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partner, officer, director, agent, shareholder or otherwise (except as a minority shareholder of less than two (2%) percent of a publicly held corporation) that is substantially competitive with or engaged in any business then actively conducted by the Company or any successor or assign of the Company. During the Employment Period and for the two (2)-year period immediately following the termination of employment (or if such termination is a result of Termination Without Cause or a Termination For Good Reason, the greater of (i) twelve (12) months or (ii) the balance of the Initial Period less one year if such termination occurs during the Initial Period or, if such termination occurs during an Additional Two-Year Period, the balance of such Additional Two-Year Period (except that if the Initial Period or such Additional Two-Year Period has automatically been extended for an additional two years as provided herein, the applicable time period for purposes of this clause (ii) shall be the balance of the Initial Period plus such additional two years if such termination occurs during the Initial Period or the balance of such Additional Two-Year Period plus such additional two years if such termination occurs during such Additional Two-Year Period)), the Executive shall communicate the contents of this Section 15 to any person, firm, association or corporation which the Executive intends to be employed by, associated with, or represent which is engaged in a business which is competitive to the business of the Company. The covenant set forth in this Section 15 shall be restricted geographically to only


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those states (and specifically including all 58 counties of California) and foreign locations in which the Company (or any successor of the Company) is actually actively conducting its business. Notwithstanding anything else contained in this Section 15(a), the restrictions described herein shall apply only (i) in the case of a Termination For Cause, and (ii) in the case of a Termination for Good Reason or Termination Without Cause during periods in which the Executive has not elected to waive his right to severance benefits under
Section 13(c) hereof.

    (b) The Executive understands that the restrictions in this Section 15 may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee and stockholder of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living. The Executive acknowledges that the restrictions contained in this Section 15 are reasonable and necessary in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that, in the event of a breach or a threatened breach by the Executive of the provisions of this Section 15, the damages resulting from such injury will be incapable of being


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precisely measured and that the Company will not have an adequate remedy at law to redress the harm which such violation shall cause. Accordingly, the Executive agrees that the Company shall be entitled to obtain from any court of competent jurisdiction, the rights and remedies of specific performance and preliminary and permanent injunctive relief restraining the Executive from any violation of this Section 15, in addition to any other rights or remedies that may be available at law or in equity, in respect of any failure or threatened failure, on the part of the Executive to comply with this Section 15.

    (c) Nothing herein shall be construed as prohibiting the Company from pursuing against the Executive or those acting in concert with him any other legal or equitable remedies available to it for such breach or threatened breach, including recovery of damages, penalties, earnings, profits, and other benefits.

    (d) The Company and the Executive acknowledge their intention that the Company shall have the broadest possible protection of the value of the Company's business in the trade area set forth above consistent with public policy and it will not violate the intent of the parties if any court should determine that, consistent with the established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of Executive's covenant not to compete, contained in an appropriate decree.


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    16.  NON-SOLICITATION.  Without limiting the generality of the provisions of Section 15 hereof, the Executive hereby agrees that, during the period of employment and the immediately following two (2)-year period he will not himself or through a close associate personally solicit business from any person, firm, corporation or other entity which was a customer of the Company during the term of this agreement, or from any successor in interest to any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the business of the Company; provided, however, that nothing contained herein shall be construed to prohibit or restrict the Executive from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company required under and as specifically contemplated by Section 3 hereof.

    17. INTERFERENCE WITH RELATIONSHIPS. During the period of employment and the immediately following two (2)-year period, the Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company during the period of employment and the immediately following two (2)-year period, or otherwise seek to influence or alter any such person's relationship with the Company, or (ii) solicit or encourage any present or


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future customer of the Company to terminate or otherwise alter his, her or its relationship with the Company.

    18. ARBITRATION. In accordance with Part 3, Title 9, Sections 1280-1294.2 "Arbitration" of the California Code of Civil Procedure, the parties agree to arbitrate pursuant to binding arbitration any claim, dispute or controversy between Executive and the Company or its officers, directors or agents arising out of or related to the employment or termination of employment of the Executive.

    (a) INITIATION OF THE ARBITRATION. An arbitration can be initiated by any party hereto pursuant to the notice procedures set forth in Section 20.

    (b) TIME FOR MAKING THE CLAIM. An arbitration must be initiated within one hundred eighty (180) days of the incident or incidents that gave rise to the dispute or claim, or the party will be deemed to have waived his or its right to arbitrate or otherwise pursue the claim in any forum.

    (c) SELECTION OF THE ARBITRATOR. The arbitrator shall be a retired judge mutually agreeable to all parties, or if agreement cannot be reached, selected by the presiding or assistant presiding judge of the Los Angeles Superior Court.

    (d) DISCOVERY. There shall be no discovery, other than each side shall provide the other with a list of witnesses and a list of documents he or it intends to introduce at the arbitration hearing. The initiating party shall submit his or its lists of witnesses and


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documents within fifteen (15) days after his or its initial demand for arbitration, and the responding party shall have fifteen (15) days thereafter to submit his or its responding lists of documents and witnesses. Within five (5) days thereafter any party may request copies of any documents on another party's list, which copies shall be provided within ten (10) calendar days.

    (e) CONDUCT OF THE HEARING. Each side is entitled to one (1) day in which to present the party's case, including all witnesses, documents and argument, to the arbitrator, and the hearing shall not be longer than two days. All parties and their attorneys may be present for each side's presentation. Each side may present its case at the arbitration hearing by counsel or by the party or both. The rules of evidence shall not apply at the hearing. The arbitrator shall render a written decision as soon as possible.

    (f) THE ARBITRATOR'S FEES. Each side shall bear its pro rata share of the arbitrator's fee, which shall be agreed upon with the arbitrator in advance and payable by certified or cashier's check at the commencement of the arbitration hearing; however, the arbitrator may include the arbitrator's fee in any costs awarded to the prevailing party pursuant to this Agreement.

    (g) JUDGMENT AND WAIVER OF APPEAL. The arbitration award shall be reduced to a California State Court judgment, unless paid before such a judgment can be entered; and it shall be a binding, nonappealable judgment, i.e., all parties hereby waive their right to appeal said judgment.


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    (h)  CONSENT TO JURISDICTION.  The parties consent to the jurisdiction of the Los Angeles Superior Court for the purpose of accomplishing the above.

    19. LOAN COVENANTS. Notwithstanding any other provision of this Agreement, (i) amounts, other than severance described in Section 13(c) hereof, otherwise due hereunder shall not be paid if such payment would constitute a breach of any of the Company's agreements and related covenants with its lenders, and (ii) severance payments described in Section 13(c) hereof that would constitute a breach of any of the Company's agreements and related covenants with its lenders shall be deferred until any such payment would not constitute a breach of such agreements and covenants.

    20. NOTICES. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent return receipt requested and postage prepaid, addressed as follows:

    If to the Executive:

              ____________________________
              ____________________________
              ____________________________

    If to the Company:

              Richey Electronics, Inc.
              7441 Lincoln Way
              Garden Grove, California  92641
              Attn:  Chairman of the Compensation Committee
                     of the Board of Directors


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              with a copy to:

              Kathy T. Wales, Esq.
              Dewey Ballantine
              333 South Hope Street
              Los Angeles, California  90071

    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if by air courier; and on the fifth business day after the date when sent if sent by certified mail return receipt requested, in each case addressed to such party as provided in this Section 20 or in accordance with the latest unrevoked direction from such party.

    21. DEFINITION OF EXECUTIVE. The word "Executive" shall, wherever appropriate, include his dependents, beneficiaries and legal representatives.

    22. BINDING AGREEMENT. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

    23. GOVERNING LAW. This Agreement and all amendments thereof shall be governed by, and construed and enforced in all respects, whether as to validity, construction, capacity, performance, enforcement or otherwise, in accordance with, the laws of the State of California in which it has been executed and in which it has a situs without giving effect to the principles of conflict of laws thereof.


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    24.  WAIVER OF BREACH.  The waiver by either party of a breach of any provision of this agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

    25. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understanding among the parties with respect thereto.

    26. AMENDMENTS. This agreement may be amended only by an agreement in writing signed by the parties hereto.

    27. HEADINGS. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    28. SEVERABILITY. Any provision of this Agreement, or the application thereof, that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

    29. ASSIGNMENT. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the provisions hereof shall inure to the benefit of, and be binding upon each successor in a change of control of the Company, whether by merger, consolidation, transfer of all or substantially all assets, sale or otherwise (and such successor shall thereafter be deemed the "Company" for purposes of this Agreement).

    30. EXHIBITS. The provisions of Exhibit A attached hereto are hereby incorporated by reference in this Agreement with the same force and effect as if fully set forth herein.

    31.  COUNTERPARTS.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                        Executive:

                                 /s/ CHARLES W. MANN
                        ______________________________________
                                   CHARLES W. MANN


                        Richey Electronics, Inc.


                        By:      /s/ DONALD I. ZIMMERMAN
                           ___________________________________
                                   DONALD I. ZIMMERMAN
                        Title:  Chairman of the Compensation
                                 Committee


143731L.1

                                      EXHIBIT A



                                 Current Investments